Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 10, 2004, relating to the financial statements and financial statement schedules, which appear in Prentiss Properties Trust’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

May 28, 2004